Exhibit 10.108
THE TALBOTS, INC.
SPECIAL RESTRICTED STOCK UNIT AWARD
          THIS AGREEMENT (this “Agreement”) is made effective as of                      ___, 2010 (the “Grant Date”), between The Talbots, Inc., a Delaware corporation (with its subsidiaries, the “Company”), and [                                        ] (the “Participant”).
          WHEREAS, in connection with the consummation of the merger between the Company and BPW Acquisition Corp. (the “Merger”), the Compensation Committee (“Committee”) of the Board of Directors has determined that it is in the best interests of the Company and its stockholders to grant this special restricted stock unit award (the “Award”) to the Participant under the 2003 Executive Stock Based Incentive Plan, as amended (the “Plan”) and the terms set forth below.
          In consideration of the premises, the parties agree as follows:
     1. Grant of the Restricted Stock Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company grants to the Participant an Award consisting of [___] restricted stock units (each, a “Unit”). Each Unit represents the right to receive one share of Common Stock of the Company, $.01 par value (each, a “Share”).
     2. Vesting.
          (a) Vesting of Award. The Units shall vest in full on the first anniversary of the Grant Date (the “Anniversary Date”), subject to the Participant’s continued employment with the Company through the Anniversary Date, subject, however, to possible earlier vesting as provided in Section 2(b) below.
          (b) Earlier Vesting. The Units shall vest in full earlier than the Anniversary Date upon the occurrence of any of the following events:
               (i) the Participant’s employment with the Company is terminated by the Company and, as a result of such termination, the Participant is entitled to severance payments from the Company under the Participant’s individual written employment agreement or individual severance agreement with the Company then applicable to the Participant or, if none, such employment termination would constitute a termination without “Cause” (as the term is defined in the Company’s written severance plan then applicable to such participant); or
               (ii) the Participant’s employment with the Company is terminated by the Participant for “good reason”, provided that the Participant has a written employment agreement or written severance agreement with the Company which is applicable to such employment termination and which expressly provides for the right of a “good reason” termination by Participant, provides for severance entitlement to Participant for such a “good reason” termination, and such termination of employment by Participant satisfies such “good reason” termination under that employment agreement or severance agreement; or
               (iii) the Participant’s death or disability (as defined in the Plan); or
               (iv) a Change in Control Event (as defined in this Plan) occurs (provided that such Change in Control Event is also a change in ownership, effective control or a substantial portion of the assets of the Company, in each case within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations and guidance thereunder).
          (d) Settlement of Units. Subject to the limitations set forth in Section 3, promptly after the date, if any, the Units vest pursuant to this Section 2, the Company shall deliver to the Participant certificates for Shares underlying the vested Units.
     3. Distribution of Shares.
          (a) Code Section 409A. Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that this Agreement comply with Code Section 409A, and the regulations and guidance issued thereunder from time to time by the Department of the Treasury thereunder, and this Agreement and the payments of any benefits hereunder will be operated and administered accordingly. The Participant shall be entitled to receive payment in the form of Shares for each vested Unit no later than ninety days following the event which results in an acceleration of vesting under Section 2(b).
          (b) Cancellation and Forfeiture. Any Unit not vested pursuant to Section 2 above that remains unvested on the date of Participant’s termination of employment (after taking into account any applicable acceleration of vesting of Units pursuant to Section 2(b) above) shall thereupon be cancelled and forfeited to the Company and shall terminate immediately.
     4. Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any Shares subject to the Units unless and until such Shares have been issued to the Participant.
     5. Dividend Equivalents. The Company will credit each outstanding Unit with any Dividend Equivalents from the grant date to the date of vesting under Section 2 and the delivery of Shares hereunder. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying each Unit. Such amount shall be credited to a book entry account on Participant’s behalf at the time the Company pays any cash dividend on its Shares. Dividend Equivalents shall vest at the same time as the underlying Units, and shall be distributed at the same time as the underlying Units convert to Shares. In the event Units do not vest and are forfeited pursuant to this Agreement, the Participant shall have no rights and the Company shall have no liability as to such Dividend Equivalent.
     6. Award Subject to the Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Award is subject to the Plan,

and the terms of the Plan are hereby incorporated herein by reference.
     7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of the Company.
     8. Transferability. Except as expressly contemplated in the Plan, the Units may not at any time be sold, assigned, transferred, pledged or otherwise encumbered.
     9. Withholding. (a) By accepting this Award, the Participant agrees to make appropriate arrangements with the Company for satisfaction of all applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes in connection with the distribution or delivery of the Shares or other settlement in respect of the Units. In all events, no Share shall be issued until full payment therefor has been delivered to and received by the Company.
     (b) Participant hereby irrevocably elects to satisfy such withholding tax obligation, in whole, by the Company withholding Shares deliverable upon vesting of the Participant’s Award. Pursuant to the foregoing, and consistent with SEC Rule 10b5-1, the Company is hereby instructed to withhold as of the vesting date of this Award a sufficient number of Shares so vesting to satisfy all federal, state, local and foreign income, employment and other taxes which the Company determines is required to be withheld in respect of such Award then vesting, determined based on the fair market value of the Shares (as determined under the Plan) as of such vesting date; provided that in no event shall the value of Shares so withheld by the Company exceed the minimum withholding required by applicable statutes.
     10. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for such Participant or to either party at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
     11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
     12. Choice of Law. The interpretation, performance and enforcement of this agreement shall be governed by the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.
     13. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Participant and an appropriate officer of the Company.
     IN WITNESS WHEREOF, the parties have each has caused this Agreement to be duly executed this Agreement.

THE TALBOTS, INC.

By:

Name:
Title:

Participant: